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                                                                  Exhibit 3.2.2
FORM NO. 7a                                           Registration No. 21558






                                     BERMUDA



                            CERTIFICATE OF DEPOSIT OF
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL


        THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

                        LORAL SPACE & COMMUNICATIONS LTD.

   was delivered to the Registrar of Companies on the 28th day of May, 1999 in

      accordance with section 45(3) of the Companies Act 1981 ("the Act").



                                              Given under my hand this 1st

                                              day of June, 1999




                                              for Acting Registrar of Companies


Capital prior to increase: US$9,207,500.00

Amount of increase:        US$   200,000.00

Present Capital:           US$9,407,500.00